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                                                                    EXHIBIT 6(b)


                               AMENDED SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT
                            FOR SCHWAB CAPITAL TRUST


Fund                                             Effective Date
----                                             --------------

Schwab International Index Fund                  July 21, 1993

Schwab Small-Cap Index Fund                      October 14, 1993

Schwab Asset Director-High Growth                September 25, 1995
Fund

Schwab Asset Director-Balanced                   September 25, 1995
Growth Fund

Schwab Asset Director-Conservative               September 25, 1995
Growth Fund

Schwab S&P 500 Fund                              February 28, 1996

Schwab Analytics Fund                            May 21, 1996

Schwab OneSource Portfolios-                     September 2, 1996
International

Schwab OneSource Portfolios-Growth               October 13, 1996
Allocation

Schwab OneSource Portfolios-                     October 13, 1996
Balanced Allocation

Schwab OneSource Portfolios-Small                August 3, 1997
Company


                                       SCHWAB CAPITAL TRUST

                                       By:     /s/ William J. Klipp
                                              -----------------------------
                                       Name:  William J. Klipp
                                       Title: Executive Vice President
                                              and Chief Operating Officer

                                       CHARLES SCHWAB & CO., INC.

                                       By:     /s/ Colleen M. Hummer
                                              -----------------------------
                                       Name:  Colleen M. Hummer
                                       Title: Senior Vice President